FIRST AMENDMENT TO AMENDED AND RESTATED FORBEARANCE AGREEMENT

This First Amendment to Amended and Restated Forbearance Agreement (this "***Amendment***") is made as of October 4, 2012 (the "***Effective Date***") by and between Tonaquint, Inc., a Utah corporation ("***Buyer***"), and Silver Dragon Resources, Inc., a Delaware corporation ("***Company***"), to amend that certain Amended and Restated Forbearance Agreement dated August 22, 2012 by and between Buyer and the Company (the "***Agreement***"). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

RECITALS

A. Pursuant to the Agreement, Buyer agreed to forbear from exercising certain rights and remedies available to it against the Company as a result of the Company's Default under the terms of the Note.

B. Pursuant to the Agreement, Buyer agreed to prepay Buyer Note #9 by paying the Payoff Amount in two payments of $60,000 each.

C. The first payment of $60,000 was made by Buyer on August 22, 2012.

D. The second payment of $60,000 (the "***Second Buyer Payment***") was to be made by Buyer within 30 Trading Days of August 22, 2012 (the "***Second Payment Date***").

E. Prior to the Second Payment Date, the Company failed in its obligation to keep its securities eligible for quotation on the OTC market, and as a result thereof, is in default of both the Note and the Agreement (the "***Forbearance Default***").

F. As a result of the Forbearance Default, Buyer is not obligated to and has not made the Second Buyer Payment.

G. The Company has requested that Buyer again forbear from exercising certain rights available to it against the Company under the Note and the Agreement due to the Forbearance Default and that Buyer make the Second Buyer Payment in two payments of $30,000 each.

H. Buyer has agreed, subject to the terms, conditions and understandings expressed in the Agreement and in this Amendment, to refrain and forbear temporarily from initiating collections actions against the Company resulting from the Forbearance Default.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and the Company hereby agree as follows:

1. Second Buyer Payment. The Company and Buyer agree, that instead of Buyer making the Second Buyer Payment, Buyer will pay to the Company $30,000 on the Effective Date and $30,000 within 30 days of the Effective Date, each as prepayment under Buyer Note #9, provided that the obligation to make the second $30,000 payment is contingent upon, as of the date that is 30 days from the Effective Date, (a) the Company's securities being eligible for quotation and trading on either the OTCQB or OTCQX market; (b) the Company shall have completed a financing in which the Company receives net proceeds of at least $3,000,000; and (c) no Event of Default shall have occurred under any of the Transaction Documents (other than the Events of Default described herein).

2. Payoff Amount. If the Company's securities are not eligible for quotation and trading on either the OTCQB or OTCQX market within 30 days of the Effective Date, then the Payoff Amount shall be reduced to $90,000 notwithstanding anything in the Agreement or the Transaction Documents to the contrary.

3. Continuing Agreement. Except as modified in this Amendment, the provisions of the Agreement will remain unchanged and in full force and effect and govern this Amendment.

4. Entire Agreement. This Amendment and the Agreement (as amended hereby) set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the parties with respect thereto. In the event of a conflict between this Amendment and the Agreement, this Amendment shall control.

5. Counterparts; Copies. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. Facsimiles and copies of signatures will be deemed binding originals.

(Signature Page Follows)

IN WITNESS WHEREOF, this First Amendment to Amended and Restated Forbearance Agreement is executed as of the date first set forth above.

BUYER:

TONAQUINT, INC.
a Utah corporation

By: [signature]

Name: John M. Fife

Title: President

COMPANY:

SILVER DRAGON RESOURCES, INC.
a Delaware corporation

By: [signature]

Name: MARC HAZOUT

Title: PRESIDENT & CEO